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                                   FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Proflight Medical Response, Inc.
             (Exact name of registrant as specified in its charter)

       Colorado                                         84-1200480
(State of incorporation                    (I.R.S. Employer Identification No.)
   or organization)

  7211 S. Peoria Street, Littleton, CO                     80112
Address of principal executive offices)                  (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement to which this form relates: 333-27197

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered

Common Stock, par value $0.001 per share             Boston Stock Exchange

Common Stock Purchase Warrants

        Securities to be registered pursuant to Section 12(g) of the Act:

                               Not Applicable



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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Common Stock is set forth at page 40 of the Prospectus forming part of the Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission on May 15, 1997 Registration No. 333-27197 (the "Registration Statement") on behalf of Proflight Medical Response, Inc. (the "Registrant"), which is hereby incorporated by reference for all purposes.

ITEM 2.   EXHIBITS.

          1. Amended and Restated Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registration Statement.

          2.   Bylaws of the Registrant, incorporated herein by reference to
               Exhibit 3.2 of the Registration Statement.

          3. Form of Certificate for Shares of the Common Stock of the Registrant, incorporated herein by reference to Exhibit 4.1 of the Registration Statement.

          4. Stock Option Plan of the Registrant, incorporated herein by reference to Exhibit 10.25 of the Registration Statement.

     The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized officer.

                                   PROFLIGHT MEDICAL RESPONSE, INC.

                                       By: /s/ Kevin L. Burkhardt
                                         -----------------------------
                                         Kevin L.  Burkhardt
                                         President and Chief
                                         Executive Officer

Dated: July 21, 1998